UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2016

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction	(Commission	(IRS. Employer
of incorporation)	File Number)	Identification No.)

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 28, 2016, Centennial Resource Development, Inc. (together with its affiliates, “Centennial”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that, subject to the satisfaction of certain conditions, Centennial has agreed to acquire 100% of the leasehold interests and related upstream assets in Reeves County from Silverback Exploration, LLC and Silverback Operating, LLC (collectively, “Silverback”).  On November 21, 2016, an affiliate of Riverstone Holdings LLC (“Riverstone”) entered into a purchase agreement with Silverback to acquire 100% of its leasehold interests and related upstream assets in Reeves County for an aggregate purchase price of $855 million in cash, subject to certain adjustments.  On November 27, 2016, Riverstone, Centennial and certain of their affiliates entered into an agreement to assign, under which Riverstone has agreed to assign, and Centennial has agreed to assume, Riverstone’s right to purchase such Silverback assets, subject to the satisfaction of certain conditions.  Certain third parties have the right, exercisable within 30 days of receipt of a notice of the acquisition, to acquire up to 80% of approximately 10,000 net acres within the approximately 35,000 net acres being acquired at the purchase price paid by Centennial.

In connection with the acquisition, Riverstone and affiliated funds have committed to invest up to $500 million in a combination of Centennial common and convertible preferred shares at the common equivalent of $14.54 per share, subject to adjustment. The preferred shares will be convertible into common shares upon the approval of Centennial’s stockholders of such conversion at a special meeting.  Holders of the preferred shares will not be entitled to a preferred dividend, but will be entitled to participate in dividends payable on the common stock.  The preferred shares will also have a liquidation preference of $0.0001 per share and holders will be entitled to participate with common stockholders in distributions upon liquidation.  Receipt of the funds necessary to effect the acquisition pursuant to financing arrangements satisfactory to Centennial is a condition to its obligation to effect the assignment.

On November 28, 2016, Centennial will provide information regarding the proposed transaction in an investor presentation.  A copy of the investor presentation is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release dated November 28, 2016.

99.2	Investor Presentation dated November 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: November 28, 2016

	By:	/s/ George S. Glyphis

	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated November 28, 2016.

99.2	Investor Presentation dated November 2016.